[L.P. MARTIN & COMPANY LETTERHEAD]
                              4132 INNSLAKE DRIVE
                              GLEN ALLEN, VA 23060
                             PHONE: (804) 346-2626



                        Consent of Independent Auditors'





The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We consent to the use of our report dated November 21, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Place Apartments for the twelve month period ended September 30, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.

                                                /s/ L.P. MARTIN & CO., P.C.

Richmond, Virginia
December 8, 1997